UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 26, 2006
Graham Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-8462	16-1194720

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Florence Avenue, Batavia, New York	14020

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (585) 343-2216
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On January 26, 2006, the Board of Directors of Graham Corporation (“the Company”) changed Stephen P. Northrup’s title to Vice President of Asia Operation in order to reflect his current and ongoing contributions to the Company’s business and affairs. Mr. Northrup, who is currently based in China, previously had been the Company’s Vice President and Chief Technology Officer. In order to equalize Mr. Northrup’s salary and benefits with the increased costs and expenses incurred by him as a China-based employee, on January 26, 2006 the Board of Directors also increased Mr. Northrup’s base salary by $7,000 to $162,000 and adjusted his benefits package to reflect such increased costs and expenses. Such increases shall be effective as of February 1 and shall continue for such time that Mr. Northrup is based in China.
Item 2.02. Results of Operations and Financial Condition.
     On February 1, 2006, the Company issued a press release regarding its results of operations and financial condition for its third quarter and nine months ended December 31, 2005. The Company’s press release is attached as Exhibit 99.1 to this Form 8-K.
Item 9.01. Financial Statements and Exhibits.
   (d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 1, 2006 of Graham Corporation regarding its results of operations and financial condition for its third quarter and nine months ended December 31, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Corporation
Date: February 1, 2006	By:	J. Ronald Hansen
J. Ronald Hansen
Vice President — Finance & Administration and Chief Financial Officer